Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2002 relating to the financial statements and financial statement schedule of Franklin Street Partners Limited Partnership and Subsidiaries, which appears in Franklin Street Partners Limited Partnership and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 2001.

                                    PricewaterhouseCoopers LLP

Boston, Massachusetts
July 1, 2002